Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is made this 7th day of March, 2016, by and between Jason Pharmaceuticals, Inc., its affiliates, subsidiaries, predecessors, successors and assigns, and their officers, directors, trustees, employees, agents, attorneys, representatives, insurers, employee benefit plans, fiduciaries, and administrators (past, present and future) (individually and collectively referred to as the “Company” or the “Employer”) and Margaret E. Sheetz (“Employee”), in order to voluntarily resolve all issues which arise out of the employment and separation of Employee from Employer, including Employee’s separation from any positions with the Company’s affiliates identified in Attachment A to this Agreement; and

NOW, THEREFORE, based on the mutual promises contained herein and other good and valuable consideration, Company and Employee agree as follows:

1. Employment Status. The employment relationship will end effective on April 8, 2016 (the “Termination Date”).

2. Responsibilities. Employee is excused from any and all responsibilities and duties arising from any position she holds within the Company, its subsidiaries or affiliates, effective as of the Termination Date, including but not limited to her position as President and Chief Operating Officer of Medifast, Inc. and Chief Executive Officer of Take Shape for Life, LLC. Employee agrees that she will execute Attachment A to this Agreement representing her agreement and understanding that she has been removed from all positions with the Company. Employee further agrees that, during the period of time after she executes this Agreement through the Termination Date, she shall have no responsibility to manage or direct any of the Company’s employees or agents, and further agrees that, during that time, she shall devote her best efforts to, and cooperate with, the Company in developing communication material announcing her separation from the Company.

3. Consideration. As consideration for the General Release and Covenant Not to Sue included in Paragraph 12, the restrictive covenants included in Paragraph 8, the Employee’s execution of the general release of claims that is attached hereto as Attachment B (the “Release”) no sooner than April 8, 2016, and the other obligations under this Agreement, Employer agrees to pay Employee the sum of Four Hundred Forty Four Thousand Three Hundred Eight Dollars ($444,308.00), which represents one (1) year’s salary at Employee’s final base pay. Employee agrees to accept this payment in twelve (12) installments paid in accordance with Employer’s regular payroll practices, commencing the first regular pay day after the Termination Date and continuing for the next eleven (11) regular monthly pay periods (referred to herein as the “Severance Payments”). Such Severance Payments will be subject to legally required withholdings and deductions. Employer and Employee acknowledge and agree that the foregoing payments constitute “separation pay” which is exempt from Section 409A under Section 1.409A-1(b)(9) of the Treasury Regulations.

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4. Employee Benefits.

(a) To the extent Employee was a participant in Employer’s health, dental, vision, and/or prescription plans (collectively, “Health Insurance”), Employee’s Health Insurance coverage will continue until the Termination Date. Thereafter, Employee may be eligible for continuation coverage pursuant to COBRA.

(b) Employee’s participation in the 401(k) Plan and life insurance benefits coverage will terminate on the Termination Date; however Employee will be entitled to any vested rights, which are governed by the Employer’s 401(k) Plan.

(c) Employee will receive payment for all accrued and unused paid time off (“PTO”) as of the close of business on the Termination Date. Such payment will be due on the first regular pay day after the Termination Date.

5. Bonuses and Other Awards. Employee will not be eligible for any additional bonus or, other than the payments provided for herein, any other payments of any kind after the Termination Date.

6. Treatment of Stock Holdings.

(a) All equity compensation awards held by Employee that are unvested or unexercisable as of the Termination Date shall expire or terminate pursuant to their terms, except that 3,333 restricted shares of common stock that would otherwise vest on February 19, 2017 shall accelerate and vest on the Termination Date. Employee agrees that she may transfer stock pursuant to the following schedule and rate:

(1)	From April 8 to July 7, 2016, Employee shall not sell or transfer any stock.

(2)	From July 8 to October 7, 2016, Employee is permitted to sell or transfer a maximum of 40,000 shares of stock.

(3)	From October 8, 2016 to January 7, 2017, Employee is permitted to sell or transfer a maximum of 40,000 shares of stock.

(4)	From January 8 to April 7, 2017, Employee is permitted to sell or transfer a maximum of 40,000 shares of stock.

(b) Notwithstanding Paragraph 6(a) above, Employee shall be permitted to sell shares pursuant to the terms, conditions, and schedule set forth in the 10b5-1 Sales Plan (the “Plan”), which Employee executed on June 4, 2015, a copy of which is attached hereto as Attachment C.

(c) The Parties agree that at the conclusion of the period set forth Section (a)(4) of this Paragraph, there will be no further restrictions on shares of the Company owned by Employee.

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7. Company Property. Employee agrees to return all Company property to Company on the Termination Date. Employee agrees and authorizes Company to deduct from Employee’s final pay and/or the Severance Payments any amounts for obligations owed by Employee to Company for unpaid personal corporate credit card balances, personal telephone calls, costs of unreturned company property (including, without limitation, computers and keys), and other debts and obligations to the Company. Such amounts shall be documented in writing by the Company and such documentation shall be submitted to Employee prior to such deduction.

8. Non-Competition, Non-Disclosure and Confidential Information.

(a) Employee agrees that for a period of one (1) year from the Termination Date, she will not, either directly or indirectly, for herself, or through, on behalf of, or in conjunction with any person(s) or entity:

(1) Own, maintain, operate, engage in, be employed by, or have any interest (either as owner, shareholder, partner, officer, employee, consultant, independent contractor, agent, or otherwise) in any Competing Business (as defined in the following sentence).  For purposes of this Agreement, “Competing Business” shall be defined as any person(s) or entity in direct competition with Employer or any affiliate of the Employer and which formulates, manufactures, develops, sells or otherwise provides any of the following products for adults: meal replacement products for weight loss and maintenance, sports nutrition products, or other healthy living food or nutrition products.  Examples of Competing Businesses include, but are not limited to, NutriSystem, Jenny Craig, and Weight Watchers; however, this is not an exhaustive list.  This provision shall apply to any Competing Business which is, or is intended to be, located or operated in any state or other jurisdiction where the Company has conducted business during the term of Employee’s employment with the Company; or

(2) Divert or attempt to divert any business or customer of the Company to any Competing Business by direct or indirect inducement, solicitation, contact, or otherwise; or

(3) Employ or seek to employ any person who is at that time employed by the Company, or otherwise directly or indirectly induce or attempt to induce such person to leave his or her employment with the Company for any reason whatsoever.

(b) For the purposes of this Agreement, “Confidential Information” means information of any type, not generally known and which the Company has taken reasonable steps to protect from disclosure, about the Company’s business, marketing data, business plans, strategies, employee lists, financial records and accounts, processes, services, products, products in development, product plans, projections and budgets, suppliers, customers, decisions, or plans of Company or of any customer of Company (regardless of whether Company has executed a confidentiality agreement with such customer), which is used or useful in the conduct of Company’s business, or which confers or tends to confer a competitive advantage over one who does not possess such information.

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(c) Employee agrees to protect and not to disclose Confidential Information that she has gained during her course of employment and to protect confidential relationships between the Company and its customers, clients, suppliers and vendors in accordance with Maryland law. Employee will not disclose to, or use for the benefit of, any third party any Confidential Information or trade secrets (as defined by Maryland law) of the Company. Additionally, Employee agrees that Confidential Information that has not been made public shall not be released to private individuals, organizations or governmental bodies unless demanded by legal process such as a subpoena or court order, that should Employee receive a demand by legal process for such information she will immediately notify the Company’s General Counsel, and that she will not use Confidential Information obtained in the course of her employment for the purpose of advancing any private interest or for personal gain.

(d) Employee shall not retain any Confidential Information or copies thereof, all of which (whether in hard copy or electronic format) Employee shall return to the Company on or before the Termination Date.

(e) Employee agrees that the covenants contained in this Paragraph are reasonable and necessary to protect the Confidential Information and other trade secrets of the Company and its affiliates. For the purposes of this Section, an “affiliate” shall mean the Company or any joint venture or collaboration in which the Company participates.

(f) It is the intent and desire of Employee and the Company that the restrictive provisions in this Section be enforced to the fullest extent permissible under applicable law. If any particular provision in this Section shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either Party, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in accordance with applicable law. Employee acknowledges that Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Employee breaches her obligations under this Paragraph. Accordingly, Employee agrees that Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Employee of her obligations under this subsection in any Federal or state court sitting in the State of Maryland.

9. Cooperation During Remaining Employment, Severance Payment Period and Thereafter.

(a) Employee agrees that for a period of three (3) years after the Termination Date, she shall cooperate reasonably with Company, its advisors, and its legal counsel and respond to questions candidly and truthfully with respect to any internal inquiry or investigation, any federal, state, or local agency investigation, and/or any legal proceeding involving Company. Such cooperation shall include Employee making herself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, providing advice to Company to assist Company to respond to or defend against any pending or potential claims against the Company, or providing other assistance needed by Company. Company agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred in connection with rendering such services. If Employee is compelled by legal process to appear or participate in any non-criminal proceeding that involves or is brought against Company, Employee shall promptly disclose to Company the substance of Employee’s planned testimony and production.

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(b) Employee agrees that upon Employer’s request, she shall attend and participate in the Take Shape For Life 2016 National Convention (the “Convention”). Employee’s participation in the Convention will be limited to her communicating farewells to colleagues, participants and/or attendees. Employer agrees to reimburse Employee for reasonable expenses for travel, lodging, and meals incurred as a result of her participation in the Convention, up to a maximum of Three Thousand Dollars ($3,000).

10. Mutual Non-Disparagement; Non-Retaliation Against Husband.

(a) Employer and Employee agree that, for a period of three (3) years after the execution of this Agreement, they will not disparage one another. Employer and Employee agree that their mutual non-disparagement obligation includes, but is not limited to, the making of negative or disparaging verbal comments to others or publication of documents containing negative or disparaging statements, either electronically or in hard copy formats. Employee agrees that her duty not to disparage extends to Company and Company’s subsidiaries, affiliates, directors, officers, employees and agents, as well as the directors, officers, employees and agents of Company’s subsidiaries and affiliates. Employer agrees that it will instruct Michael MacDonald, Tim Robinson, Jason Groves, Jeanne City, Brian Kagen, Mona Ameli, and all of its current Board Members, that they shall not, for a period of three (3) years, take any action that derogates Employee or make any negative or disparaging statements concerning Employee, including as to Employee’s character, capability, services, or reputation, or any other statement that in any way could damage Employee’s business relationships or reputation in the community, and that they shall not encourage or induce any of Company’s employees to make such remarks about Employee. Employer further agrees and acknowledges that any breach of this Section by Michael MacDonald, Tim Robinson, Jason Groves, Jeanne City, Brian Kagen, Mona Ameli, and/or any of its current Board Members shall also constitute a breach of this Section by Company.

(b) Employer agrees that it will not take any adverse action against current employee Guy Sheetz (“Mr. Sheetz”) that is due in whole or in part to, or to arising from, Employee's separation from the Company or Employee’s compliance or alleged noncompliance with any term of this Agreement; notwithstanding, however, nothing in this Section changes the at-will nature of Mr. Sheetz’s employment with the Company, and the Company retains any and all rights it has under its policies and procedures and applicable law with regard to Mr. Sheetz’s employment.

11. References. Company will only verify Employee's dates of employment and salary and job held on termination.

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12. Mutual Release and Covenant Not to Sue.

(a) In consideration for the Consideration and other benefits set forth above, except as provided below in Paragraph 12(e) below, for Employee and Employee’s heirs and personal representatives, Employee hereby releases and forever discharges Employer, and its subsidiaries, affiliates, successors, benefit plans, and funds, and their current and former directors, officers, employees and shareholders (the “Released Parties”), from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Employee now has or may have had, or thereafter claim to have, on behalf of Employee or any other person or entity, at any time prior to the date of this Agreement, arising out of, or relating in any way to Employee’s employment or termination of employment with Employer. Employee expressly acknowledges and agrees that, to the maximum extent permitted by law, this General Release includes, but is not limited to, Employee’s release of any tort, contract and other common law claims and any claims under Title VII of the Civil Rights Act of 1964 and 1991, 42 U.S.C. § 2000(e) et seq., 42 U.S.C. § 1981, the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 794, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., and any employee benefit plan sponsored by the Company which is not subject to ERISA, the Equal Pay Act, 29 U.S.C. § 206(4) et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., the Genetic Information Non-Discrimination Act, the anti-discrimination provisions of the Maryland Code, or any other federal, state or municipal law or ordinance relating to discrimination in employment, or any other law or regulation, known or unknown to Employee at the time of the execution of this Agreement, saving and excepting, however, any and all obligations of or claims against the Company arising by virtue of the terms and conditions of this Agreement.

(b) With respect to any claim that is not subject to the foregoing release, Employee further waives and gives up any right to become, and promises not to consent to become, a member of any class or collective action, or otherwise participate in any putative or certified class, collective or multi-party action or proceeding, in a case in which claims are asserted against Employer or any of the Released Parties that are related in any way to Employee’s employment, wages or compensation, or the termination of Employee’s employment. If, without Employee’s prior knowledge and consent, Employee is made a member of a class in any proceeding, Employee agrees to opt out of the class at the first opportunity.

(c) By signing this Agreement, Employee also expressly acknowledges and represents that Employee (i) has suffered no injuries or occupational diseases arising out of or in connection with Employee’s employment with Employer; (ii) has received all wages to which Employee was entitled as an employee of Employer; (iii) has received all leave to which Employee was entitled under the Family and Medical Leave Act of 1993 (“FMLA”); and (iv) is not currently aware of any facts or circumstances constituting a violation of the FMLA or the Fair Labor Standards Act (“FLSA”).

(d) Except as provided in Paragraph 12(e) below, Employee agrees not to file, join in or prosecute any lawsuits against Employer or any of the other Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date Employee signs this Agreement. Employee expressly represents that as of the date that Employee signs this Agreement, Employee has not filed any grievances, claims, complaints, administrative charges or lawsuits against Employer or any Released Party.

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(e) Employee is not precluded from filing a charge with the EEOC or participating in an EEOC investigation; however, to the maximum extent permitted by law, Employee expressly waives Employee’s right to any monetary recovery or any other individual relief in connection with any EEOC charge or other administrative charge or should any federal, state or local administrative agency or any other person pursue any claims on Employee’s behalf arising out of or related to Employee’s employment with Employer and/or the termination of that employment.

(f) Employer, for itself and all of its affiliates, subsidiaries, predecessors, successors and assigns, and their officers, directors, trustees, employees, agents, attorneys, representatives, insurers, employee benefit plans, fiduciaries, and administrators (past, present and future), agrees to fully release and forever discharge Employee from any and all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Employer now has or may have had, or thereafter claim to have, on behalf of Employer or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date of this Agreement, excepting only those claims that may arise to enforce the terms of this Agreement.

(g) The Company agrees to the maximum extent permitted by law to defend, indemnify and hold harmless Employee from and against any and all claims made against her concerning or related to her service, actions, or omissions on behalf of the Company as an employee, officer, director, or agent of the Company, except in the case of fraud, bad faith or gross negligence, each as determined by final order of a court of competent jurisdiction. Employee agrees to provide the Company with prompt notice of any claim, upon which the Company shall provide to the Employee legal counsel selected by the Company and approved by Employee, which approval shall not be unreasonably withheld. The Company shall pay legal the fees and expenses incurred by counsel in defending the claim against Employee.

(h) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will waive, relinquish, diminish, or in any way affect (i) any vested rights that Employee may have under Company retirement plans; (ii) any rights or claims that may arise after the date of execution of this Agreement; (iii) claims that may arise to enforce the terms of this Agreement; and (iv) any rights or claims that, as a matter of law, cannot be released or waived.

13. Knowing and Voluntary Waiver. Employee agrees that she has had an opportunity to thoroughly discuss all aspects of this Agreement with Employee’s personal attorney of her choosing; that Employee understands all provisions of the Agreement; and that Employee is knowingly and voluntarily entering into this Agreement.

14. No Admission. This Agreement and Release shall not in any way be construed as an admission by the Company or any of its board members, officers, employees or agents of any wrongful conduct or discrimination against, or any liability whatsoever to Employee, and the Company specifically disclaims any liability to Employee.

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15. Section 409A. Notwithstanding any provision to the contrary, all provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Internal Revenue Code (the “Code”) and applicable regulations thereunder. The parties agree to amend, retroactively if necessary, any provision of this Agreement which is determined by the parties to be noncompliant with Section 409A of the Code and the regulations thereunder. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each Payment under this Agreement shall be treated as a separate payment of compensation for purposes of applying the deferral election rules and the exclusion of certain short-term deferral amounts under Section 409A of the Code. To the extent that any payment of the Compensation is considered “deferred compensation” under Section 409A of the Code and the Executive is a “specified employee” as defined in Section 409A of the Code, then such Severance Payment shall not be paid prior to the six month anniversary of the Termination Date, to the extent necessary to comply with the requirements of Section 409A of the Code.

16. Integration. This Agreement shall be binding on the assigns and heirs of the Employee, except as expressly provided in this Section, and on the purchasers and assigns of the Company. The Parties agree, however, that no current employee of the Company, who is also an heir of Employee, shall be deemed to have waived or released any liability, damages, actions or claims that such employee may have arising out of his/her employment with the Company. This Agreement contains the entire understanding of the parties relating to employment, employment pay, severance, severance pay and or other benefits and/or termination from employment, and supersedes all other agreements addressing the same. The parties agree that the Agreement shall not be changed except by another written agreement executed by all parties to this Agreement.

17. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

18. Liquidated Damages. The Company and Employee agree that if she breaches any of the commitments under Paragraphs 8 of this Agreement or engages in bad faith with respect to her obligations under Paragraph 9 of this Agreement, then the Company will be entitled to recover liquidated damages in an amount equal to the Severance Payments paid to Employee pursuant to this Agreement.  For the purposes of this Paragraph, “bad faith” means the intentional or malicious refusal to perform or comply with her obligations under Paragraph 9 of this Agreement, with the intent to harm the Company.

19. Acceptance of Agreement; Notice of Rights; Payment of Employee’s Attorneys’ Fees. Employee understands and agrees that Employee may be waiving significant legal rights by signing this Agreement and acknowledges that Employee is executing this Agreement voluntarily and of Employee’s own free will, and that Employee fully understands the terms of this Agreement. Employee further acknowledges, agrees, and understands that:

(a) Employee is being advised in writing to consult with an attorney before signing this Agreement.

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(b) Employee is being given a reasonable amount of time from the date of this receiving this Agreement within which to review and consider this Agreement before signing it. Employee has until March 7, 2016 to review, consider, and return this Agreement (the “Consideration Period”). Unless Employee executes this Agreement and delivers it to Jeanne City, 11445 Cronhill Drive, Owings Mills, MD 21117 within the Consideration Period, and absent an agreement between the Parties extending that period, this Agreement shall be deemed withdrawn and rendered null and void. Unless Employer executes this Agreement and delivers a fully executed original to Employee by March 11, 2016, this Agreement shall be deemed withdrawn and rendered null and void.

(c) Employer agrees to pay Employee’s legal fees incurred in connection with the review of this Agreement by the attorney of her choosing, up to a maximum of $10,000. Any and all invoices for such legal fees should be submitted in redacted form to Jason Groves, Executive Vice President and General Counsel, 11445 Cronhill Drive, Owings Mills, MD 21117, within thirty (30) days after Employee’s execution of this Agreement.

Agreed and Accepted:

Jason Pharmaceuticals, Inc.

/s/ Jeanne City	/s/ Margaret E. Sheetz
Employer	Margaret E. Sheetz

Date: March 6, 2016	Date: March 6, 2016

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